SUBORDINATION AGREEMENT
FOR VALUE RECEIVED, and in order to induce the creditors set forth on the signature page hereof (collectively, the “Senior Creditor”) now and from time to time hereafter to extend financial accommodations to, or otherwise extend or continue to extend credit to or for the benefit of Function(x) Inc., a corporation organized and existing under the laws of the State of Delaware (“Company”), each of the undersigned (each a “Subordinated Creditor” and collectively, “Subordinated Creditors”) does hereby unconditionally and irrevocably postpone, defer and subordinate in all respects to the prior indefeasible payment in full in cash or by the issuance of shares of the Company’s common stock as provided for in the Convertible Debentures (as hereinafter defined), by the Company of the Obligations (as hereinafter defined) to the Senior Creditor, payment of the indebtedness of Company to such Subordinated Creditor evidenced by: (i) the notes, other instruments and/or documents set forth on Exhibit A hereto, and (ii) all other indebtedness of Company to such Subordinated Creditor of every nature, howsoever evidenced, incurred or created, and whether now or hereafter owing (collectively, the “Subordinated Indebtedness”) to: (x) the obligations and liabilities of Company to the Senior Creditor under those certain 10% Senior Secured Convertible Debentures dated as of July 8, 2016 among Company, as borrower, and Senior Creditor, as lender, including any Additional Debentures (as defined in the Securities Purchase Agreement, dated as of July 8, 2016, among the Company, the Senior Creditor and other persons signatory thereto )(as the same may from time to time be or has been amended, restated, modified or supplemented, the “Convertible Debentures”).
Each Subordinated Creditor further subordinates to the Senior Creditor any and all liens and security interests on the assets of Company or any of its subsidiaries heretofore and from time to time hereafter received by such Subordinated Creditor to secure the payment of the Subordinated Indebtedness or as security for any other indebtedness of Company or any of its subsidiaries to such Subordinated Creditor, howsoever evidenced, incurred or created, and whether now or hereafter owing (“Subordinated Creditor’s Liens”), and in connection therewith agrees that: (i) any and all liens and security interests upon the assets of Company or any of its subsidiaries heretofore and from time to time hereafter received by the Senior Creditor as security for the Obligations shall be superior to and take priority over Subordinated Creditor’s Liens, regardless of the order of filing or perfection; (ii) the Senior Creditor shall owe no duty to any Subordinated Creditor whatsoever as a result of or in connection with Subordinated Creditor’s Liens, and, without limiting the foregoing, the Senior Creditor shall not owe to any Subordinated Creditor any duty of notice, marshalling of assets or protection of the rights or interests of any Subordinated Creditor; (iii) promptly, but in any event within five (5) Business Days, to send to the Senior Creditor, a copy of any notice of default under the Subordinated Indebtedness sent to Company or any of its subsidiaries and (iv) so long as this Agreement shall be in effect, no Subordinated Creditor will take any action to foreclose or otherwise enforce any of Subordinated Creditor’s Liens. The Senior Creditor shall have the exclusive right to manage, perform and enforce the underlying terms of the Convertible Debentures relating to the assets of Company and to exercise and enforce its rights according to its discretion. Each Subordinated Creditor waives all rights to affect the method or challenge the appropriateness of any action taken by the Senior Creditor in connection with the Senior Creditor’s enforcement of its rights under the Convertible Debentures and any and all other documents, instruments and agreements entered into in connection therewith. As between each Subordinated Creditor and the Senior Creditor, only the Senior Creditor shall have the right to restrict, permit, approve or disapprove the sale, transfer or other disposition of the assets of Company. As between the Senior Creditor and each Subordinated Creditor, the terms of this Agreement shall govern even if all or part of the Senior Creditor’s liens are avoided, disallowed, set aside or otherwise invalidated.
Upon any distribution of the assets or readjustment of the indebtedness of Company or any of its subsidiaries, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Indebtedness, or the application of the assets of Company or any of its subsidiaries to the payment or liquidation thereof, the Senior Creditor shall be entitled to receive payment in full of any and all Obligations then owing to it by Company prior to the payment of all or any part of the Subordinated Indebtedness, and in order to enable the Senior Creditor to enforce its rights hereunder in any such action or proceeding, the Senior Creditor is hereby irrevocably authorized and empowered in its discretion as attorney in fact for each Subordinated Creditor to make and present for and on behalf of such Subordinated Creditor such proofs of claims against Company or any of its subsidiaries on account of the Subordinated Indebtedness as the Senior Creditor may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any Obligations owing to the Senior Creditor by Company.
Each Subordinated Creditor will execute and deliver to the Senior Creditor from time to time such assignments or other instruments as may be required by the Senior Creditor in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any part of the Subordinated Indebtedness.
Each Subordinated Creditor hereby acknowledges that the Subordinated Indebtedness is and shall be expressly subordinated in right of payment to the Obligations and no Subordinated Creditor will accept and Company shall not make, nor shall it permit any of its subsidiaries to make, any payment in respect of the Subordinated Indebtedness until such time as the Obligations have been indefeasibly paid in full. No Subordinated Creditor shall now or hereafter directly or indirectly (i) ask, demand, sue for, take or receive payment of all or any part of the Subordinated Indebtedness or any collateral therefor, and neither Company nor any of its subsidiaries shall be obligated to make any such payment, and the failure of Company or any of its subsidiaries so to do shall not constitute a default by Company or any of its subsidiaries in respect of the Subordinated Indebtedness, (ii) seize any property of Company or any of its subsidiaries or (iii) institute or join any petition or other proceeding for any insolvency, bankruptcy, receivership or similar proceeding against Company or any of its subsidiaries under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government (each an “Insolvency Proceeding”) unless the Senior Creditor shall also join. In the event any Subordinated Creditor shall receive any payment in respect of the Subordinated Indebtedness, whether in cash, securities or other property, during any Insolvency Proceeding or when such Subordinated Creditor is not permitted to receive such payment in accordance with the terms of this Agreement, then such Subordinated Creditor shall forthwith deliver, or cause to be delivered, the same to the Senior Creditor in precisely the form held by such Subordinated Creditor (except for any necessary endorsement) and until so delivered the same shall be held in trust by such Subordinated Creditor as the property of the Senior Creditor. In the event of any Insolvency Proceeding, any payment or distribution in any such Insolvency Proceeding of any kind or character, whether in cash, securities or other property, which would otherwise (but for this Agreement) be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to the Senior Creditor, in the same form as received (together with any necessary endorsements or assignments, in each case, without recourse) for application in payment of the Obligations in accordance with the priorities then existing among such holders, to the extent necessary to pay in full all Obligations then remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditor.
Without the prior written consent of the Senior Creditor, no Subordinated Creditor will at any time while this Agreement remains in effect (a) amend or modify any term or provision of any document, instrument or agreement evidencing the Subordinated Indebtedness if such amendment or modification violates or contradicts the terms of this Agreement, or (b) assign or transfer any right, claim or interest of any kind in or to any of the Subordinated Indebtedness or any collateral therefor (other than, in each case, the Existing Liens (as defined below) and any assignment or transfer as a result of the enforcement of remedies with respect to the Existing Liens) unless, prior to the consummation of any such assignment or transfer, the assignee or transferee thereof shall execute and deliver to Senior Creditor an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Indebtedness to the Obligations as provided herein and for the continued effectiveness of all of the rights of the Senior Creditor arising under this Agreement.
Nothing contained herein shall restrict or otherwise prohibit the right of the Senior Creditor and/or any Subordinated Creditor to effectuate a conversion of its indebtedness into shares of common stock or preferred stock, including convertible preferred stock, of the Company.
The Senior Creditor may at any time, in its discretion, renew or extend the time of payment of all or any existing or future Obligations of Company to the Senior Creditor or waive or release any collateral which may be held therefor at any time, and in connection therewith may make and enter into any such agreement or agreements as it may deem proper or desirable without notice to or the consent of any Subordinated Creditor and without in any manner impairing or affecting this Agreement or any of the Senior Creditor’s rights hereunder.
Each Subordinated Creditor warrants to Senior Creditor that: (i) such Subordinated Creditor is the owner of the Subordinated Indebtedness set forth on Exhibit A; (ii) each Subordinated Creditor has the full right, power and authority to make, execute and deliver this Agreement; (iii) no Subordinated Creditor has heretofore assigned in the Subordinated Indebtedness or any instrument or document evidencing the Subordinated Indebtedness to any third party (it being acknowledged and agreed that each Subordinated Creditor has pledged and granted a security interest or other lien in the Subordinated Indebtedness to one or more creditors of such Subordinated Creditor (collectively, the “Existing Liens”)); (iv) this Agreement is valid and binding upon each Subordinated Creditor and is and will be enforceable by the Senior Creditor in accordance with its terms (except as limited by bankruptcy and other laws affecting the rights of creditors generally); and (v) Company is not now in default with respect to the Subordinated Indebtedness or any part thereof. This Agreement shall be effective as of the date hereof and shall continue in effect until all of the Obligations have been indefeasibly paid in cash, performed and satisfied in full, in which case this Agreement shall automatically terminate and be of no further effect.
This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Company or any of its subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof in accordance with Section 510(a) of the Code. All references herein to Company or any of its subsidiaries shall be deemed to apply to Company and such subsidiaries as debtor-in-possession and to a trustee for Company and its subsidiaries. If Company or any of its subsidiaries shall become subject to a proceeding under the Code, and if the Senior Creditor shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Creditor to Company or any of its subsidiaries under the Code, each Subordinated Creditor agrees as follows: (1) adequate notice to such Subordinated Creditor shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Creditor receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Creditor) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same, (2) it consents to the use of cash collateral or provisions of post-Petition financing, in each case, on such terms and conditions and in such amounts as the Senior Creditor, in its sole discretion, may decide, (3) no objection will be raised by such Subordinated Creditor to any such use of cash collateral or such post-Petition financing from Senior Creditor, (4) Company or its subsidiaries may grant liens or adequate protection to the Senior Creditor (and Subordinated Creditor will not contest or object to such action) which shall be superior in priority to the liens held by Subordinated Creditor and (5) Subordinated Creditor shall not contest or object to (nor support any other person contesting or objecting to) the payment of interest, fees, expenses, or other amounts to the Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code, or any objection by the Senior Creditor to any motion, relief, action or proceeding based on the Senior Creditor claiming a lack of adequate protection. Subordinated Creditor agrees that the Senior Creditor may consent to the sale or disposition of any or all of the Collateral in an Insolvency Proceeding pursuant to Section 363 of the Code or otherwise, and Subordinated Creditor, in its capacity as a secured creditor, shall be deemed to have consented to any such sale or disposition free and clear of Subordinated Creditor’s Liens and other interests (and all of the terms applicable thereto) if such sale proceeds are required by the court order approving such sale or disposition to be applied to the Obligations and the Subordinated Indebtedness in accordance with the priorities set forth in this Agreement. If requested to do so by the Senior Creditor in connection with any such sale or disposition, Subordinated Creditor will promptly execute and deliver to the Senior Creditor a release of such Subordinated Creditor’s Liens and other interests with respect to the Collateral to be sold or disposed.
In any Insolvency Proceeding, Subordinated Creditor may seek adequate protection in respect of the Subordinated Indebtedness, subject to the provisions of this Agreement, only if and only to the extent that (I) Senior Creditor is granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral and (II) such additional protection requested by Subordinated Creditor is in the form of a lien on such additional collateral including replacement liens on post-petition collateral, which liens, if granted, will be subordinated to the adequate protection liens securing the Obligations and the liens securing any postpetition financing on the same basis as the liens securing the Subordinated Indebtedness are so subordinated to the liens securing the Obligations under this Agreement. Any claim by a Subordinated Creditor under section 507(b) of the Code will be subordinate in right of payment to any claim of the Senior Creditor under section 507(b) of the Code and any payment thereof will be deemed to be proceeds of Collateral.
In any Insolvency Proceeding, Subordinated Creditor shall not (i) seek relief from the automatic stay or any other stay in an Insolvency Proceeding in respect of the Collateral without the Senior Creditor’s prior written consent, (ii) provide post-Petition financing to Company or any of its subsidiaries secured by liens equal or senior in priority to the liens securing any Senior Obligations or (iii) oppose or seek to challenge any claim by the Senior Creditor for allowance or payment in such any Insolvency Proceeding of Obligations or other amounts consisting of post-Petition claims.
Subject to the prior payment in full in cash of the Obligations, to the extent that the Senior Creditor has received any payment on the Obligations which, but for this Agreement, would have been applied to the Subordinated Indebtedness, each Subordinated Creditor shall be subrogated to the then or thereafter rights of the Senior Creditor including, without limitation, the right to receive any payment made on the Obligations until the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payment to the Senior Creditor to which any Subordinated Creditor would be entitled except for the provisions of this Agreement shall, as among the Company, its creditors (other than the Senior Creditor) and such Subordinated Creditor, be deemed to be a payment by Company to or on account of the Obligations, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of each Subordinated Creditor on the one hand, and the Senior Creditor on the other hand.
The Senior Creditor shall: (i) be named as loss payee under any insurance policies of the Company insuring the Collateral; provided that, any insurance proceeds paid to Senior Creditor shall be distributed in accordance with this Agreement; (ii) adjust settlement of any claim for the Collateral in the event of a loss under such policy; and (iii) approve any award granted in any condemnation or similar proceeding affecting the Collateral. The priorities set out in this Agreement shall govern the ultimate disposition of insurance proceeds. Unless and until the Obligations are indefeasibly paid in full, (x) all proceeds of such insurance shall inure to the Senior Creditor, and Subordinated Creditor shall cooperate in a reasonable manner in effecting the payment of insurance proceeds to the Senior Creditor, and (y) the Senior Creditor shall have the exclusive right, without the consent of or notice to Subordinated Creditor, to determine whether insurance or condemnation proceeds will be applied to the Obligations or used to rebuild, replace or repair the affected Collateral.
Notice details for each party hereto are set forth on the applicable signature page to this Agreement. Any notice or other communication hereunder shall be in writing and, if delivered, it shall be considered received on the day it is given to an officer of the recipient, or if faxed during normal business hours on a business day, it shall be considered received on the same day as the transmission thereof was successfully completed to the number set forth below each party’s signature page hereto. Any party may change its fax number from time to time in a notice similarly given.
This Agreement shall be binding upon Subordinated Creditors and their respective successors and assigns and shall inure to the benefit of the Senior Creditor and its successors and assigns. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
EACH SUBORDINATED CREDITOR SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY OTHER COURT. EACH SUBORDINATED CREDITOR WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH SUBORDINATED CREDITOR AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES HEREIN. NOTHING IN THIS PARAGRAPH, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH SUBORDINATED CREDITOR AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of July 8, 2016.

SUBORDINATED CREDITORS: SILLERMAN INVESTMENT COMPANY III, LLC
Date:	July 8, 2016	By:
Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393
SILLERMAN INVESTMENT COMPANY IV, LLC
By:
Date:	July 8, 2016	Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393

Signatures continue on following page

SILLERMAN INVESTMENT COMPANY VI, LLC
By:
Date:	July 8, 2016	Name: Robert F.X. Sillerman Title: Manager

Address: 902 Broadway, 11th Floor New York, New York 10010 Attention: Robert F. X. Sillerman Telephone No.: 212-231-0092 Facsimile No.: 646-417-7393
RANT, INC.

By:
Date:	July 8, 2016		Name: Title:

Address: 4 Park Plaza Suite 950 Irvine, CA 92614 Attention: Telephone No.: Facsimile No.:

ACKNOWLEDGED AND ACCEPTED: DOMINION CAPITAL LLC
Date:	July 8, 2016	By:
Name: Title:

Address: Attention: Telephone No.: Facsimile No.:

AGREEMENT NOT TO PAY SUBORDINATED INDEBTEDNESS The undersigned hereby acknowledges receipt of a copy of the above and foregoing Agreement and agrees not to pay any of the Subordinated Indebtedness until such time as the Obligations have been indefeasibly paid in full.

FUNCTION(X) INC.
Date:	July 8, 2016	By:
Name: Title:

EXHIBIT A TO SUBORDINATION AGREEMENT
Documents Evidencing Subordinated Indebtedness

1.
Line of Credit Promissory Note dated as of October 24, 2014 made by the Company in favor of Sillerman Investment Company III, LLC in the original principal amount of $20,000,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

2.
Line of Credit Grid Note dated as of June 11, 2015 made by the Company in favor of Sillerman Investment Company IV, LLC in the original principal amount of $10,000,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

3.
Revolving Secured Promissory Note dated as of January 29, 2016 made by the Company in favor of Sillerman Investment Company VI, LLC in the original principal amount of $1,500,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

4.
Revolving Secured Promissory Note dated as of March 29, 2016 made by the Company in favor of Sillerman Investment Company VI, LLC in the original principal amount of $500,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

5.
Revolving Secured Promissory Note dated as of April 25, 2016 made by the Company in favor of Sillerman Investment Company VI, LLC in the original principal amount of $500,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

6.
Revolving Secured Promissory Note dated as of May 16, 2016 made by the Company in favor of Sillerman Investment Company VI, LLC in the original principal amount of $500,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

7.
Revolving Secured Promissory Note dated as of June 27, 2016 made by the Company in favor of Sillerman Investment Company VI, LLC in the original principal amount of $1,500,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

8.
12% Secured Promissory Note dated as of July 8, 2016 made by the Company in favor of Rant, Inc. in the principal amount of $3,000,000 as amended, supplemented, renewed, extended, replaced or restated from time to time.

9.
Convertible Promissory Note dated as of June 10, 2016 made by the Company in favor of Reaz Islam in the original principal amount of $300,000 as amended, supplemented, renewed, extended, replaced or restated from time to time, which by its terms is subordinate to all Sillerman indebtedness.

10.
Unsecured Demand Promissory Note made by the Company in favor of Robert F.X. Sillerman, assigned to Sillerman Investment Company VI, LLC in the principal amount of $152,439, as amended, supplemented, renewed, extended, replaced or restated from time to time.